UNISYS CORPORATION


                              AMENDMENTS
                                TO THE
       DEFERRED COMPENSATION PLAN FOR EXECUTIVES OF UNISYS CORPORATION



1. Section 2.9 is amended and restated in its entirety, effective September 24, 1999, to read as follows:

     "2.9 'Eligible Executive' means, for any calendar year, an individual whose base salary from the Corporation plus 75% of target EVC equals or exceeds the maximum amount of compensation that is permitted to be taken into account under Section
401(a)(17) of the Internal Revenue Code."

2. Section 4.2(b) and (c) are amended and restated in their entirety, effective September 24, 1999, to read as follows:

     "(b) Each Eligible Executive may elect, at the same time as a Deferral Election is made, to have one or more of the Investment Measurement Options applied to current deferrals.
Such election with respect to current deferrals may be changed at any time upon appropriate notice to the Plan recordkeeper.

     "(c) Subject to the restrictions described in subsection (e), a Participant may elect to change the manner in which Investment Measurement Options apply to existing account
Balances. Such an election will be effective upon appropriate notice to the Plan recordkeeper."